Exhibit 99.1

FOR IMMEDIATE RELEASE
October 17, 2018

FOR ADDITIONAL INFORMATION, PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS RECORD EARNINGS FOR THE THIRD QUARTER 2018

Earnings Summary
(in thousands except per share data)	3Q 2018	2Q 2018	3Q 2017	9 Months 2018	9 Months 2017
Net income	$16,106	$11,599	$13,763	$43,519	$36,581
Earnings per share	$0.91	$0.66	$0.78	$2.46	$2.08
Earnings per share - diluted	$0.91	$0.66	$0.78	$2.46	$2.07

Return on average assets	1.52%	1.11%	1.33%	1.39%	1.21%
Return on average equity	11.62%	8.56%	10.45%	10.72%	9.49%
Efficiency ratio	57.33%	66.05%	56.55%	60.88%	58.97%
Tangible common equity	11.80%	11.51%	11.24%

Dividends declared per share	$0.36	$0.33	$0.33	$1.02	$0.97
Book value per share	$31.04	$30.59	$29.58

Weighted average shares	17,691	17,687	17,633	17,683	17,625
Weighted average shares - diluted	17,710	17,703	17,653	17,700	17,645

Community Trust Bancorp, Inc. (NASDAQ-CTBI) reports record earnings for the third quarter 2018 of $16.1 million, or $0.91 per basic share, compared to $11.6 million, or $0.66 per basic share, earned during the second quarter 2018 and $13.8 million, or $0.78 per basic share, earned during the third quarter 2017.  Earnings for the nine months ended September 30, 2018 were $43.5 million, or $2.46 per basic share, compared to $36.6 million or $2.08 per basic share earned during the nine months ended September 30, 2017.

3rd Quarter 2018 Highlights

❖	Net interest income for the quarter of $36.1 million was an increase of $1.0 million, or 2.8%, from second quarter 2018 and $1.2 million, or 3.3%, from prior year third quarter.

❖	Provision for loan losses for the quarter ended September 30, 2018 decreased $0.4 million from prior quarter but increased $0.9 million from prior year same quarter.

❖	Our loan portfolio increased $8.8 million, an annualized 1.1%, during the quarter and $64.5 million, or 2.1%, from September 30, 2017.

❖
Net loan charge-offs for the quarter ended September 30, 2018 were $1.5 million, or 0.19% of average loans annualized, compared to $1.3 million, or 0.17%, experienced for the second quarter 2018 and $1.4 million, or 0.18%, for the third quarter 2017.

❖
Nonperforming loans at $21.0 million decreased $1.0 million from June 30, 2018 and $9.0 million from September 30, 2017.  Nonperforming assets at $50.8 million decreased $1.6 million from June 30, 2018 and $11.5 million from September 30, 2017.

❖	Deposits, including repurchase agreements, decreased $33.6 million during the quarter but increased $64.3 million from September 30, 2017.

❖
Noninterest income for the quarter ended September 30, 2018 of $12.7 million was a decrease of $1.1 million, or 7.8%, from prior quarter but increased $0.5 million, or 3.8%, from prior year same quarter.  The decrease in noninterest income from prior quarter was primarily due to a gain in the second quarter on the sale of a partnership interest resulting from a low income housing tax credit recapture.

❖
Noninterest expense for the quarter ended September 30, 2018 of $28.1 million decreased $4.3 million, or 13.4%, from prior quarter, but increased $1.2 million, or 4.4%, from prior year same quarter.  The variance in noninterest expense from prior quarter was primarily due to the previously disclosed increase in a customer reimbursement accrual in June 2018.  The increase from prior year same quarter was primarily a result of an increase in personnel expense with increases in salaries, bonuses, and the cost of group medical and life insurance.

❖
Income tax expense continues to be positively impacted by the change in the corporate income tax rate from 35% to 21%.  We utilize various tax exempt investments and loans, including municipal bonds, bank owned life insurance, and low income housing projects, to lower our effective income tax rate.  With the current tax laws, our effective tax rate for the nine months ended September 30, 2018 was 16% compared to 28% for the nine months ended September 30, 2017.

Net Interest Income

Net interest income for the quarter of $36.1 million was an increase of $1.0 million, or 2.8%, from second quarter 2018 and $1.2 million, or 3.3%, from prior year third quarter.  Our net interest margin at 3.68% increased 7 basis points from prior quarter and 1 basis point from prior year same quarter, while our average earning assets decreased $9.9 million but increased $80.2 million, respectively, during those same periods.  Our yield on average earning assets increased 13 basis points from prior quarter and 27 basis points from prior year same quarter, and our cost of funds increased 8 basis points from prior quarter and 36 basis points from prior year same quarter.  Our ratio of average loans to deposits, including repurchase agreements, was 89.5% for the quarter ended September 30, 2018 compared to 88.1% for the quarter ended June 30, 2018 and 91.1% for the quarter ended September 30, 2017.  Net interest income for the nine months ended September 30, 2018 increased $3.6 million from September 30, 2017 with a 3 basis point decrease in our net interest margin and a $130.1 million increase in average earning assets.

Noninterest Income

Noninterest income for the quarter ended September 30, 2018 of $12.7 million was a decrease of $1.1 million, or 7.8%, from prior quarter but a $0.5 million, or 3.8%, increase from prior year same quarter.  The decrease in noninterest income from prior quarter was primarily due to a $1.0 million gain in the second quarter on the sale of a partnership interest resulting from a low income housing tax credit recapture.  The increase from prior year same quarter was a result of increases in deposit service charges ($0.2 million), trust revenue ($0.3 million), and loan related fees ($0.2 million), partially offset by a $0.2 million decrease in insurance commissions.  The increase in loan related fees was a result of fluctuations in the fair value adjustments of our mortgage servicing rights.  Noninterest income for the nine months ended September 30, 2018 was a $3.6 million, or 10.0%, increase from prior year.  Year over year noninterest income has been positively impacted by increases in deposit service charges ($0.7 million), trust revenue ($0.9 million), loan related fees ($0.5 million), and bank owned life insurance income ($1.5 million).

Noninterest Expense

Noninterest expense for the quarter ended September 30, 2018 of $28.1 million decreased $4.3 million, or 13.4%, from prior quarter, but increased $1.2 million, or 4.4%, from prior year same quarter.  The variance in noninterest expense from prior quarter was primarily due to the previously disclosed $3.6 million increase in a customer reimbursement accrual in June 2018.  The increase from prior year same quarter was primarily a result of a $1.2 million increase in personnel expense with increases in salaries ($0.2 million) , bonuses ($0.5 million), and the cost of group medical and life insurance ($0.3 million).  Noninterest expense for the nine months ended September 30, 2018 was $89.2 million, a $7.1 million, or 8.6%, increase over the first nine months of 2017, with a $3.3 million increase in personnel expense in addition to the $3.6 million increased customer reimbursement accrual discussed above.

Balance Sheet Review

CTBI’s total assets at $4.2 billion decreased $31.3 million, or 3.0% annualized, from June 30, 2018 but increased $37.9 million, or 0.9%, from September 30, 2017.  Loans outstanding at September 30, 2018 were $3.2 billion, an increase of $8.8 million, or an annualized 1.1%, from June 30, 2018 and $64.5 million, or 2.1%, from September 30, 2017.  We experienced an increase during the quarter of $22.4 million in the indirect loan portfolio and $0.6 million in the consumer direct loan portfolio, offset by decreases of $13.9 in the commercial loan portfolio and $0.3 million in the residential loan portfolio.  CTBI’s investment portfolio decreased $16.6 million, or an annualized 11.2%, from June 30, 2018 and $34.0 million, or 5.6%, from September 30, 2017.  Deposits in other banks decreased $33.8 million from prior quarter as a result of a $40 million paydown in brokered deposits.  Deposits, including repurchase agreements, at $3.5 billion decreased $33.6 million, or an annualized 3.7%, from June 30, 2018 but increased $64.3 million, or 1.9%, from September 30, 2017.

Shareholders’ equity at September 30, 2018 was $550.3 million, a 5.9% annualized increase from the $542.2 million at June 30, 2018 and a 5.2% increase from the $522.9 million at September 30, 2017.  CTBI’s annualized dividend yield to shareholders as of September 30, 2018 was 3.11%.

Asset Quality

CTBI’s total nonperforming loans, not including performing troubled debt restructurings, were $21.0 million, or 0.66% of total loans, at September 30, 2018 compared to $22.0 million, or 0.69% of total loans, at June 30, 2018 and $30.0 million, or 0.96% of total loans, at September 30, 2017.  Accruing loans 90+ days past due increased $0.8 million from prior quarter but decreased $2.2 million from September 30, 2017.  Nonaccrual loans decreased $1.8 million during the quarter and $6.8 million from September 30, 2017.  Accruing loans 30-89 days past due at $28.2 million was an increase of $4.7 million from June 30, 2018 and $10.8 million from September 30, 2017.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.  Impaired loans, loans not expected to meet contractual principal and interest payments other than insignificant delays, at September 30, 2018 totaled $46.9 million, compared to $46.7 million at June 30, 2018 and $46.2 million at September 30, 2017.

Our level of foreclosed properties at $29.7 million at September 30, 2018 was a $0.6 million decrease from the $30.3 million at June 30, 2018 and a $2.3 million decrease from the $32.0 million at September 30, 2017.  Sales of foreclosed properties for the quarter ended September 30, 2018 totaled $0.8 million while new foreclosed properties totaled $0.8 million.  At September 30, 2018, the book value of properties under contracts to sell was $2.8 million; however, the closings had not occurred at quarter-end.  Write-downs on foreclosed properties for the third quarter 2018 totaled $0.7 million compared to $0.9 million in the second quarter 2018 and in the second quarter 2017.

Net loan charge-offs for the quarter ended September 30, 2018 were $1.5 million, or 0.19% of average loans annualized, compared to $1.3 million, or 0.17%, experienced for the second quarter 2018 and $1.4 million, or 0.18%, for the third quarter 2017.  Of the net charge-offs for the quarter, $0.4 million were in commercial loans, $0.9 million were in indirect auto loans, $0.1 million were in residential loans, and $0.1 million were in consumer direct loans.  Allocations to loan loss reserves were $1.5 million for the quarter ended September 30, 2018 compared to $1.9 million for the quarter ended June 30, 2018 and $0.7 million for the quarter ended September 30, 2017.  Our reserve coverage (allowance for loan and lease loss reserve to nonperforming loans) at September 30, 2018 was 170.1% compared to 162.6% at June 30, 2018 and 121.2% at September 30, 2017.  Our loan loss reserve as a percentage of total loans outstanding remained at 1.13% from June 30, 2018 to September 30, 2018, down from the 1.17% at September 30, 2017.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies and regulations could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $4.2 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, four banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2018
(in thousands except per share data and # of employees)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Interest income	$43,607	$42,025	$39,844	$126,212	$115,023
Interest expense	7,471	6,877	4,874	20,337	12,723
Net interest income	36,136	35,148	34,970	105,875	102,300
Loan loss provision	1,543	1,929	666	4,418	4,659

Gains on sales of loans	319	304	390	902	897
Deposit service charges	6,671	6,480	6,499	19,372	18,658
Trust revenue	2,836	2,856	2,534	8,650	7,769
Loan related fees	1,022	919	792	3,085	2,570
Securities gains (losses)	(2)	2	48	(288)	58
Other noninterest income	1,817	3,179	1,939	7,992	6,140
Total noninterest income	12,663	13,740	12,202	39,713	36,092

Personnel expense	15,264	15,422	14,079	46,305	43,047
Occupancy and equipment	2,744	2,770	2,784	8,347	8,317
Data processing expense	1,695	1,634	1,772	4,965	5,318
FDIC insurance premiums	314	279	316	907	923
Other noninterest expense	8,089	12,334	7,981	28,702	24,537
Total noninterest expense	28,106	32,439	26,932	89,226	82,142

Net income before taxes	19,150	14,520	19,574	51,944	51,591
Income taxes	3,044	2,921	5,811	8,425	15,010
Net income	$16,106	$11,599	$13,763	$43,519	$36,581

Memo: TEQ interest income	$43,833	$42,253	$40,349	$126,890	$116,536

Average shares outstanding	17,691	17,687	17,633	17,683	17,625
Diluted average shares outstanding	17,710	17,703	17,653	17,700	17,645
Basic earnings per share	$0.91	$0.66	$0.78	$2.46	$2.08
Diluted earnings per share	$0.91	$0.66	$0.78	$2.46	$2.07
Dividends per share	$0.36	$0.33	$0.33	$1.02	$0.97

Average balances:
Loans	$3,167,357	$3,131,964	$3,095,826	$3,137,027	$3,026,236
Earning assets	3,918,183	3,928,066	3,838,013	3,905,673	3,775,572
Total assets	4,190,768	4,196,693	4,104,226	4,177,368	4,044,509
Deposits, including repurchase agreements	3,539,482	3,556,340	3,397,266	3,535,806	3,375,642
Interest bearing liabilities	2,789,473	2,818,168	2,763,745	2,796,724	2,718,939
Shareholders' equity	549,837	543,513	522,378	542,600	515,205

Performance ratios:
Return on average assets	1.52%	1.11%	1.33%	1.39%	1.21%
Return on average equity	11.62%	8.56%	10.45%	10.72%	9.49%
Yield on average earning assets (tax equivalent)	4.44%	4.31%	4.17%	4.34%	4.13%
Cost of interest bearing funds (tax equivalent)	1.06%	0.98%	0.70%	0.97%	0.63%
Net interest margin (tax equivalent)	3.68%	3.61%	3.67%	3.65%	3.68%
Efficiency ratio (tax equivalent)	57.33%	66.05%	56.55%	60.88%	58.97%

Loan charge-offs	$2,828	$2,526	$2,443	$8,331	$7,123
Recoveries	(1,305)	(1,179)	(1,035)	(3,553)	(2,922)
Net charge-offs	$1,523	$1,347	$1,408	$4,778	$4,201

Market Price:
High	$52.80	$53.00	$47.00	$53.00	$50.40
Low	$45.65	$43.95	$40.33	$43.00	$40.33
Close	$46.35	$49.95	$46.50	$46.35	$46.50

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2018
(in thousands except per share data and # of employees)

	As of	As of	As of
	September 30, 2018	June 30, 2018	September 30, 2017
Assets:
Loans	$3,177,888	$3,169,042	$3,113,421
Loan loss reserve	(35,791)	(35,771)	(36,391)
Net loans	3,142,097	3,133,271	3,077,030
Loans held for sale	1,029	1,093	1,605
Securities AFS	569,208	585,764	603,033
Securities HTM	659	659	858
Other equity investments	19,600	22,814	22,814
Other earning assets	124,413	150,880	130,794
Cash and due from banks	53,912	54,987	48,738
Premises and equipment	45,808	46,483	46,572
Goodwill and core deposit intangible	65,490	65,490	65,504
Other assets	151,627	143,745	138,947
Total Assets	$4,173,843	$4,205,186	$4,135,895

Liabilities and Equity:
NOW accounts	$59,379	$51,563	$51,075
Savings deposits	1,190,977	1,156,601	1,066,020
CD's >=$100,000	624,801	694,641	682,686
Other time deposits	571,685	587,078	613,729
Total interest bearing deposits	2,446,842	2,489,883	2,413,510
Noninterest bearing deposits	826,804	819,525	786,856
Total deposits	3,273,646	3,309,408	3,200,366
Repurchase agreements	250,983	248,781	260,007
Other interest bearing liabilities	61,433	68,121	118,406
Noninterest bearing liabilities	37,517	36,701	34,187
Total liabilities	3,623,579	3,663,011	3,612,966
Shareholders' equity	550,264	542,175	522,929
Total Liabilities and Equity	$4,173,843	$4,205,186	$4,135,895

Ending shares outstanding	17,728	17,725	17,678
Memo: Market value of HTM securities	$660	$660	$858

30 - 89 days past due loans	$28,172	$23,488	$17,403
90 days past due loans	8,005	7,189	10,222
Nonaccrual loans	13,032	14,812	19,798
Restructured loans (excluding 90 days past due and nonaccrual)	58,008	56,814	50,819
Foreclosed properties	29,666	30,262	32,048
Other repossessed assets	54	83	160

Common equity Tier 1 capital	16.08%	15.80%	15.01%
Tier 1 leverage ratio	13.37%	13.11%	12.77%
Tier 1 risk-based capital ratio	17.94%	17.67%	16.90%
Total risk based capital ratio	19.11%	18.84%	18.10%
Tangible equity to tangible assets ratio	11.80%	11.51%	11.24%
FTE employees	979	988	996